Filed Pursuant to Rule 424(b)(3)
Registration No. 333-180356

RREEF PROPERTY TRUST, INC.
SUPPLEMENT NO. 10 DATED SEPTEMBER 5, 2013
TO THE PROSPECTUS DATED APRIL 12, 2013

Monthly Pricing Supplement
This document supplements, and should be read in conjunction with, our prospectus dated April 12, 2013, as supplemented by Supplement No. 9 dated August 29, 2013. Terms not otherwise defined herein have the same meanings as set forth in our prospectus.
The following table sets forth the net asset value, or NAV, per share for the Class A and Class B shares of our common stock on each business day for the month of August 2013:

Date	NAV per Class A Share	NAV per Class B Share
August 1, 2013	$12.20	$12.20
August 2, 2013	$12.19	$12.19
August 5, 2013	$12.19	$12.19
August 6, 2013	$12.18	$12.18
August 7, 2013	$12.18	$12.18
August 8, 2013	$12.18	$12.18
August 9, 2013	$12.21	$12.21
August 12, 2013	$12.19	$12.19
August 13, 2013	$12.15	$12.15
August 14, 2013	$12.14	$12.14
August 15, 2013	$12.08	$12.09
August 16, 2013	$12.01	$12.04
August 19, 2013	$11.97	$12.01
August 20, 2013	$12.04	$12.07
August 21, 2013	$12.04	$12.06
August 22, 2013	$12.06	$12.08
August 23, 2013	$12.10	$12.11
August 26, 2013	$12.10	$12.11
August 27, 2013	$12.09	$12.10
August 28, 2013	$12.08	$12.09
August 29, 2013	$12.08	$12.09
August 30, 2013	$12.06	$12.08
Purchases and redemptions of shares of our common stock are made in accordance with our policies as set forth in our prospectus. Our NAV per share is posted daily on our website at www.rreefpropertytrust.com and is made available on our toll-free, automated telephone line at (855) 285-0508.
Please refer to “Net Asset Value Calculation and Valuation Guidelines” in our prospectus for important information about how our NAV is determined. Our NAV per share, which is updated at the end of each business day, along with our prospectus, as supplemented, are available on our website.